                                                                     Exhibit 4.4

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 208 OF THE INDENTURE.
                                                                  $[200,000,000]
CUSIP No. 81413P __ _

                      Security Capital Group Incorporated
                         7.70% Exchange Note Due 2028

     Security Capital Group Incorporated, a Maryland corporation (the "Company"), for value received hereby promises to pay to Cede & Co. or registered assigns the principal sum of [TWO HUNDRED MILLION] U.S. Dollars at the Company's office or agency for such purpose in the city of Boston, Massachusetts, on June 15, 2028, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on December 15 and June 15 (each an "Interest Payment Date") of each year, commencing with December 15, 1998, on such principal sum in like coin or currency at the rate per annum set forth above at such office or agency from the most recent Interest Payment Date to which interest on the Securities has been paid or duly provided for, unless the date hereof is a date to which interest on the Securities has been paid or duly provided for, in which case from the date of this Security, or, if no interest on the Securities or on the Securities for which these Securities were exchanged pursuant to the Exchange Offer has been paid or duly provided for, from June 23, 1998. Notwithstanding the foregoing, if the date hereof is after December 1 or June 1 (each an "Interest Record Date"), as the case may be, and before the immediately following Interest Payment Date, this Security shall bear interest from such Interest Payment Date; provided, that if the Company shall default in the payment of interest due on such Interest Payment Date then this Security shall bear interest from the next preceding Interest Payment Date to which interest on the Securities has been paid or duly provided for. The interest so payable on any Interest Payment Date will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the Interest Record Date preceding such Interest Payment Date whether or not such day is a Business Day; provided that interest may be paid, at the option of the Company, by mailing a check therefor payable to the registered holder entitled thereto at such holder's last address as it appears on the Security register or by wire transfer, in immediately available funds, to such bank or other entity in the continental United States as shall be designated in writing by such holder prior to the relevant Interest Record Date and shall have appropriate facilities for such purpose.

     Interest, other than default interest, on the Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     Reference is made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused "CUSIP" numbers to be printed on the Securities of this series as a convenience to the holders of such Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

     This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

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

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                       SECURITY CAPITAL GROUP INCORPORATED

                                       By:____________________________
                                       Name:
                                       Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated:______________________

     This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

                                       State Street Bank and Trust Company,
                                            as Trustee

                                       By:________________________
                                            Authorized Signatory

                      Security Capital Group Incorporated

                         7.70% Exchange Note Due 2028

     Securities of this series are one of a duly authorized issue of debt securities of the Company (herein referred to as the "Securities"), issued pursuant to an indenture dated as of June 18, 1998 (the "Indenture"), duly executed and delivered by the Company to State Street Bank and Trust Company, as Trustee (herein called the "Trustee"). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Securities.

     This Security is one of the series designated as the 7.70% Exchange Notes Due 2028 of the Company and such series is limited in aggregate principal amount to $[200,000,000].

     This Security will bear interest until final maturity at a rate per annum shown above, except as provided in the next paragraph. The Company will pay interest on overdue principal of, premium, if any, and to the extent lawful, interest on overdue installments of interest, at an 7.70% rate per annum based on a year of 360 days and actual days elapsed.

     There shall also be payable in respect of this Security all Additional Interest that may have accrued on the Security for which this Security was exchanged (as defined in such Security) pursuant to the Exchange Offer, such Additional Interest to be calculated in accordance with the terms of such Security and payable at the same time and in the same manner as periodic interest on this Security.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all the Securities may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate principal amount outstanding of the Securities of any series then outstanding (each such series voting as a class) and that, prior to any such declaration, the holders of the Securities of any such series may waive any past default under the Indenture and its consequences except a default in the payment of principal of, premium, if any, or interest on any of the Securities, which may be so waived only upon the terms and conditions provided in the Indenture. Any such consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and any Security which may be issued in exchange or substitution herefor, whether or not any notation thereof is made upon this Security or such other Securities.

     The Indenture permits the Company and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of each series of Securities affected thereby at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities; provided that without the consent of each holder affected, no such supplemental indenture shall (i) reduce the principal amount of Securities of any series whose holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Security of any series or alter the provisions with respect to the redemption of the Securities of such series, (iii) reduce the rate of or change the time for payment of interest on any Security of any series, (iv) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on, the Securities of any series (except a rescission of acceleration of the Securities of any series by the holders of at least a majority in aggregate principal amount outstanding of the Securities of such series and a waiver of the payment default that resulted from such acceleration), (v) make any Security of any series payable in money other than that stated in the Securities of such series, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Securities of any series to receive payments of principal of, premium, if any, or interest on the Securities of such series, (vii) waive a redemption payment with respect to any Security of any series, (viii) modify the ranking or priority of the Securities of any series or (ix) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of any holder of Securities, the Company and the Trustee may amend or supplement the Indenture or the Securities (i) to cure any ambiguity, defect or inconsistency, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture or to make any other changes; provided that, in each case, such provisions shall not adversely affect the interests of the holders of Securities in any material respect, (ii) to provide for uncertificated Securities in addition to or in place of certificated Securities, (iii) to provide for the assumption of the Company's obligations to holders of Securities in the case of a merger or consolidation, (iv) to make any change that would provide any additional rights or benefits to the holders of Securities or that does not adversely affect the legal rights under the Indenture of any such holder, (v) to evidence and provide for the acceptance of appointment by a successor Trustee with respect to the Securities and to add to or change any of the provisions of the Indenture as are necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee, or (vi) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the place, times, and rate, and in the currency, herein prescribed.

     The Securities of this series are issuable only as registered Securities without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

     At the office or agency of the Company referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, Securities may be exchanged for a like aggregate principal amount of Securities of the same series of other authorized denominations.

     Upon due presentment for registration of transfer of this Security at the above-mentioned office or agency of the Company, a new Security or Securities of the same series of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     Securities of this series may be redeemed at any time at the option of the Company, in whole or in part, upon notice of not more than 60 nor less than 45 days prior to the date fixed for redemption, at a redemption price set forth in the Indenture.

     The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture.

     The Company, the Trustee, and any authorized agent of the Company or the Trustee, may deem and treat the registered holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Trustee or any authorized agent of the Company or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and, subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Company nor the Trustee nor any authorized agent of the Company or the Trustee shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     The Indenture is hereby incorporated by the reference and to the extent of any variance between the provisions hereof and the Indenture, the Indenture shall control.

     All capitalized terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
________________________________________________________________________________

Please print or typewrite name and address including zip code of assignee
________________________________________________________________________________

the within Security and all rights thereunder, hereby irrevocably constituting and appointing ____________________ attorney to transfer such Security on the books of the Company with full power of substitution in the premises.